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                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE

                             [LETTERHEAD OF COMPAQ]



CONTACT(S):      ARCH CURRID
                 Compaq Computer Corporation
                 281-514-0484
                 arch.currid@Compaq.com


        COMPAQ SHAREHOLDERS OVERWHELMINGLY APPROVE HEWLETT-PACKARD MERGER

          HOUSTON, MARCH 20, 2002 - Shareholders of outstanding common stock of Compaq Computer Corp. (NYSE: CPQ) approved the merger of Compaq with Hewlett-Packard Company (NYSE: HWP) at a special meeting held here today. The Compaq merger vote carried by a nine-to-one margin.

          "I am gratified that Compaq shareholders have seen the power behind the merger of these two great technology companies and given the Board of Directors and management their resounding support," said Michael Capellas, Compaq chairman and chief executive officer. "The complementary strengths of Compaq and HP provide a truly unique opportunity to reshape the information technology industry. While official certification of the results of HP's shareholder vote is still in process, we stand ready to deliver the superior value that our customers, employees and shareholders expect."

         "At the end of the day, this merger is about market leadership. We are ready to move forward," Capellas continued.

                                      # # #
COMPANY BACKGROUND

Founded in 1982, Compaq Computer Corporation is a leading global provider of information technology products, services and solutions for enterprise customers. Compaq designs, develops, manufactures and markets information technology equipment, software, services and solutions, including industry-leading enterprise storage and computing solutions, fault-tolerant business-critical solutions, communication products, personal desktop and notebook computers, and personal entertainment and Internet access devices that are sold in more than 200 countries directly and through a network of authorized Compaq marketing partners. Information on Compaq and its products and services is available at www.compaq.com.


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This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the Hewlett-Packard/Compaq merger does not close or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that Compaq and Hewlett-Packard are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in Compaq and Hewlett-Packard's Securities and Exchange Commission reports (including but not limited to Compaq's annual report on Form 10-K for the year ended December 31, 2001, HP's annual report on Form 10-K for the fiscal year ended October 31, 2001, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Compaq's results could differ materially from Compaq's expectations in these statements. Compaq assumes no obligation and does not intend to update these forward-looking statements.

          ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

On February 5, 2002, HP filed a Registration Statement with the SEC containing a definitive joint proxy statement/prospectus regarding the Merger. Investors and security holders of HP and Compaq are urged to read the definitive joint proxy statement/prospectus filed with the SEC on February 5, 2002 and any other relevant materials filed by HP or Compaq with the SEC because they contain, or will contain, important information about HP, Compaq and the Merger. The definitive joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by HP or Compaq with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by HP by contacting HP Investor Relations, 3000 Hanover Street, Palo Alto, California 94304, 650-857-1501. Investors and security holders may obtain free copies of the documents filed with the SEC by Compaq by contacting Compaq Investor Relations, P.O. Box 692000, Houston, Texas 77269-2000, 800-433-2391. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials (when they become available) before making any voting or investment decision with respect to the Merger.